                                                                    Exhibit 99.1

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited combined pro forma combined condensed financial statements give effect to the acquisition of ITC Holding Company, Inc. ("ITC"), the parent company of InterCall, Inc. ("InterCall"), by West Corporation through a merger of a wholly-owned subsidiary of West Corporation with and into ITC (now known as InterCall Holding Corporation), with ITC as the surviving entity (the "merger") on May 9, 2003 using the purchase method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma combined condensed financial statements should be read in conjunction with the audited and unaudited historical consolidated financial statements and notes of West Corporation and ITC.

The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2002 and the three months ended March 31, 2003 give effect to the acquisition as if it had occurred at the beginning of the periods presented. The unaudited pro forma combined condensed balance sheet gives effect to the merger as if it had occurred on March 31, 2003.

The unaudited pro forma adjustments described in the accompanying notes are based upon preliminary estimates and assumptions that the management of West Corporation believes are reasonable. The pro forma adjustments are based on the information and assumptions available at the time of the merger. The purchase price allocation will be completed after the finalization of asset and liability valuations. The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and do not purport to be indicative of the operating results or financial position that would have actually occurred if the merger had been in effect on the dates indicated, nor is it necessarily indicative of future operating results or financial position of the merged companies. The unaudited pro forma combined condensed financial statements do not give effect to any potential cost savings or other operating efficiencies that may result from the transaction.

                                WEST CORPORATION
                            ITC HOLDING COMPANY, INC.
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                    FOR THE THREE MONTHS ENDED MARCH 31, 2003
                                   (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                          Less:
                                                   West       ITC      Business Not   Acquired      Pro forma
                                              Corporation   Holding      Acquired     Business     Adjustments     Pro forma
                                                  (1)         (2)          (3)           (3)          (4,5)        Combined
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                   $ 187,424    $  49,490     $  30,917    $  18,573   $ (129,643)      $    76,354
  Accounts receivable, net                      110,235       39,861         4,971       34,890            -           145,125
  Other                                          28,463       16,744        14,523        2,221            -            30,684
                                              ---------    ---------     ---------    ---------   ----------       -----------
     Total current assets                       326,122      106,095        50,411       55,684     (129,643)          252,163

PROPERTY AND EQUIPMENT, NET                     210,254       69,301        16,484       52,817            -           263,071
GOODWILL, net of accumulated
 amortization                                   120,456       21,084         8,319       12,765      231,695           364,916
INTANGIBLE ASSETS, net                           32,139            -             -            -       95,770           127,909
INVESTMENTS                                           -       44,233        44,233            -            -                 -
NOTES RECEIVABLE AND OTHER ASSETS                13,789       15,490        13,800        1,690        4,506 (d)        19,985
                                              ---------    ---------     ---------    ---------   ----------       -----------
TOTAL ASSETS                                  $ 702,760    $ 256,203     $ 133,247    $ 122,956   $  202,328       $ 1,028,044
                                              =========    =========     =========    =========   ==========       ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                            $  25,812    $   5,765       $ 1,998    $   3,767   $        -       $    29,579
  Accrued expenses                               54,439       86,382        55,629       30,753       21,618           106,810
  Current maturities of long-
   term obligations                               6,920          987           987            -       40,000            46,920
                                              ---------    ---------     ---------    ---------   ----------       -----------
     Total current liabilities                   87,171       93,134        58,614       34,520       61,618           183,309
LONG TERM OBLIGATIONS, less current
 maturities                                      15,566       42,204        41,844          360      210,000           225,926
DEFERRED INCOME TAXES                             9,019            -             -            -       18,786            27,805
OTHER LONG TERM OBLIGATIONS                      19,428            -             -            -            -            19,428
MINORITY INTEREST                                 1,096        3,746         3,746            -            -             1,096

STOCKHOLDERS' EQUITY
  Preferred stock                                     -            8             8            -            -                 -
  Common stock                                      663          307             -          307         (307)              663
  Additional paid-in capital                    204,983       39,394             -       39,394      (39,394)          204,983
  Retained earnings                             368,464      139,449        29,387      110,062     (110,062)          368,464
  Treasury stock                                 (2,697)     (62,265)            -      (62,265)      62,265            (2,697)
  Unearned restricted stock                        (933)           -             -            -            -             (933)
  Unrealized gain on available for
   sale securities, net of tax                        -         (352)         (352)           -            -                 -
  Cumulative translation adjustment,
   net of tax                                         -          578             -          578         (578)                -
                                              ---------    ---------     ---------    ---------   ----------       -----------
     Total stockholders' equity                 570,480      117,119        29,043       88,076      (88,076)          570,480
                                              ---------    ---------     ---------    ---------   ----------       -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $ 702,760    $ 256,203     $ 133,247    $ 122,956   $  202,328       $ 1,028,044
                                              =========    =========     =========    =========   ==========       ===========

The accompanying notes are an integral part of these financial statements.

                                WEST CORPORATION
                            ITC HOLDING COMPANY, INC.
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR-ENDED DECEMBER 31, 2002
                                   (UNAUDITED)
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                      Less:
                                                       West             ITC        Business Not    Acquired
                                                  Corporation (1)   Holding (2)    Acquired (3)    Business (3)
REVENUE                                                 $ 820,665      $ 240,192      $  43,974     $ 196,218
COST OF SERVICES                                          399,276         73,548         20,653        52,895
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES              314,886        134,725         40,931        93,794
                                                  ---------------  -------------  -------------  ------------
OPERATING INCOME                                          106,503         31,919        (17,610)       49,529

OTHER INCOME (EXPENSE):
    Interest expense                                       (2,419)        (9,319)        (9,319)            -
    Net loss on sale of investments                             -         (8,505)        (8,505)            -
    Impairment of investments                                   -       (114,563)      (114,563)            -
    Noncash income related to the change in fair
      value of derivatives, net                                 -         33,059         33,059             -
    Other,  net                                             4,564         11,391         11,038           353
                                                  ---------------  -------------  -------------  ------------
       Other income (expense)                               2,145        (87,937)       (88,290)          353
                                                  ---------------  -------------  -------------  ------------

INCOME (LOSS) BEFORE INCOME TAX EXPENSE AND
  MINORITY INTEREST                                       108,648        (56,018)      (105,900)       49,882

INCOME TAX EXPENSE (BENEFIT)                               39,706        (12,470)       (32,237)       19,767
                                                  ---------------  -------------  -------------  ------------
INCOME (LOSS) BEFORE  MINORITY INTEREST                    68,942        (43,548)       (73,663)       30,115

MINORITY INTEREST IN NET INCOME OF A
  CONSOLIDATED SUBSIDIARY                                     300            600            600             -

                                                  ---------------  -------------  -------------  ------------
NET INCOME (LOSS)                                       $  68,642      $ (42,948)     $ (73,063)    $  30,115
                                                  ===============  =============  =============  ============

EARNINGS PER COMMON SHARE:
    Basic                                               $    1.04
                                                  ===============
    Diluted                                             $    1.01
                                                  ===============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
    Basic common shares                                    65,823
    Dilutive impact of potential common shares
      from stock options                                    2,306
                                                  ---------------
    Diluted common shares                                  68,129
                                                  ===============

                                WEST CORPORATION
                            ITC HOLDING COMPANY, INC.
        PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (continued)
                      FOR THE YEAR-ENDED DECEMBER 31, 2002
                                   (UNAUDITED)
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                       Pro forma              Pro forma
                                                    Adjustments (5)            Combined
REVENUE                                                    $       -           $ 1,016,883
COST OF SERVICES                                               4,147 (c)           456,318
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                   6,253 (b,c)         414,933
                                                    ----------------        --------------
OPERATING INCOME                                             (10,400)              145,632

OTHER INCOME (EXPENSE):
    Interest expense                                          (8,239)(d)           (10,658)
    Net loss on sale of investments                                -                     -
    Impairment of investments                                      -                     -
    Noncash income related to the change in fair
      value of derivatives, net                                    -                     -
    Other,  net                                               (2,593)(e)             2,324
                                                    ----------------        --------------
       Other income (expense)                                (10,832)               (8,334)
                                                    ----------------        --------------

INCOME (LOSS) BEFORE INCOME TAX EXPENSE AND
  MINORITY INTEREST                                          (21,232)              137,298

INCOME TAX EXPENSE (BENEFIT)                                  (7,771)(f)            51,702
                                                    ----------------        --------------
INCOME (LOSS) BEFORE  MINORITY INTEREST                      (13,461)               85,596

MINORITY INTEREST IN NET INCOME OF A
  CONSOLIDATED SUBSIDIARY                                          -                   300

                                                    ----------------        --------------
NET INCOME (LOSS)                                          $ (13,461)          $    85,296
                                                    ================        ==============

EARNINGS PER COMMON SHARE:
    Basic                                                                      $      1.30
                                                                            ==============
    Diluted                                                                    $      1.25
                                                                            ==============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
    Basic common shares                                                             65,823
    Dilutive impact of potential common shares
      from stock options                                                             2,306
                                                                            --------------
    Diluted common shares                                                           68,129
                                                                            ==============

   The accompanying notes are an integral part of these financial statements.

                                WEST CORPORATION
                            ITC HOLDING COMPANY, INC.
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2003
                                   (UNAUDITED)
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                  Less:
                                                                  West             ITC         Business Not     Acquired
                                                             Corporation (1)   Holding (2)     Acquired (3)     Business(3)
REVENUE                                                       $     216,186     $  74,362       $   19,242       $     55,120
COST OF SERVICES                                                    103,262        27,586           14,919             12,667
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                         81,017        39,164           11,223             27,941
                                                             ---------------   -----------     ------------     --------------
OPERATING INCOME                                                     31,907         7,609           (6,903)            14,512

OTHER INCOME (EXPENSE):
    Interest expense                                                   (337)         (749)            (750)                 1
    Net loss on sale of investments                                       -        (6,947)          (6,947)                 -
    Other, net                                                          793            76               76                  -
                                                             ---------------   -----------     ------------     --------------
       Other income (expense)                                           456        (7,620)          (7,621)                 1
                                                             ---------------   -----------     ------------     --------------

INCOME (LOSS) BEFORE INCOME TAX EXPENSE AND
 MINORITY INTEREST                                                   32,363           (11)         (14,524)            14,513


INCOME TAX EXPENSE (BENEFIT)                                         12,103            (4)          (5,619)             5,615
                                                             ---------------   -----------     ------------     --------------
INCOME (LOSS) BEFORE  MINORITY INTEREST                              20,260            (7)          (8,905)             8,898

MINORITY INTEREST IN NET INCOME OF A
 CONSOLIDATED SUBSIDIARY                                                165           167              167                  -
                                                             ---------------   -----------     ------------     --------------
NET INCOME (LOSS)                                             $      20,095     $     160      $    (8,738)      $      8,898
                                                             ===============   ===========     ============     ==============

EARNINGS PER COMMON SHARE:
    Basic                                                     $        0.30
                                                             ===============
    Diluted                                                   $        0.30
                                                             ===============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
    Basic common shares                                              66,185
    Dilutive impact of potential common shares
     from stock options                                               1,283
                                                             ---------------
    Diluted common shares                                            67,468
                                                             ===============

   The accompanying notes are an integral part of these financial statements.

                                WEST CORPORATION
                            ITC HOLDING COMPANY, INC.
        PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (continued)
                    FOR THE THREE MONTHS ENDED MARCH 31, 2003
                                   (UNAUDITED)
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                Pro forma             Pro forma
                                                             Adjustments (5)           Combined
REVENUE                                                       $           -           $   271,306
COST OF SERVICES                                                      4,087 (c)           120,016
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                         (1,487)(b,c)         107,471
                                                             ---------------         -------------
OPERATING INCOME                                                     (2,600)               43,819

OTHER INCOME (EXPENSE):
    Interest expense                                                 (2,061)(d)            (2,397)
    Net loss on sale of investments                                       -                     -
    Other, net                                                         (324)(e)               469
                                                             ---------------         -------------
       Other income (expense)                                        (2,385)               (1,928)
                                                             ---------------         -------------

INCOME (LOSS) BEFORE INCOME TAX EXPENSE AND
 MINORITY INTEREST                                                   (4,985)               41,891


INCOME TAX EXPENSE (BENEFIT)                                         (1,864)(f)            15,854
                                                             ---------------         -------------
INCOME (LOSS) BEFORE  MINORITY INTEREST                              (3,121)               26,037

MINORITY INTEREST IN NET INCOME OF A
 CONSOLIDATED SUBSIDIARY                                                  -                   165
                                                             ---------------         -------------
NET INCOME (LOSS)                                             $      (3,121)          $    25,872
                                                             ===============         =============

EARNINGS PER COMMON SHARE:
    Basic                                                                             $      0.39
                                                                                     =============
    Diluted                                                                           $      0.38
                                                                                     =============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
    Basic common shares                                                                    66,185
    Dilutive impact of potential common shares
     from stock options                                                                     1,283
                                                                                     -------------
    Diluted common shares                                                                  67,468
                                                                                     =============

   The accompanying notes are an integral part of these financial statements.

                                WEST CORPORATION
                            ITC HOLDING COMPANY, INC.
      Notes to Unaudited Pro Forma Combined Condensed Financial Statements

         On May 9, 2003, West Corporation acquired all of the issued and outstanding shares of common stock of ITC Holding Company, Inc. ("ITC"), the parent company of InterCall, Inc. ("InterCall") for cash consideration of $415.5 million, subject to a final working capital adjustment and transaction costs. The assets acquired and liabilities assumed will be assigned a portion of the purchase price equal to their respective fair market values at May 9, 2003. The unaudited pro forma combined condensed financial statements are based on the following:

1. The historical consolidated financial statements of West Corporation.

2. The historical consolidated financial statements of ITC.

3. ITC is primarily involved in owning and operating communication and technology businesses. Prior to the acquisition, ITC operated a teleconferencing and videoconferencing business as well as had ownership interests in other communication and technology businesses. The ownership interests in these other communication and technology businesses were sold prior to the acquisition and West Corporation acquired the teleconferencing and videoconferencing business.

4. West Corporation expects to allocate a portion of the purchase price to fixed assets and other intangible assets, including customer relationships, trade names and software. The purchase price allocation will be completed after the finalization of asset and liability valuations. A preliminary allocation is included in the pro forma balance sheet.

The pro forma balance sheet adjustments to reflect the effect of the acquisition accounted for as a purchase business combination assuming the acquisition occurred on March 31, 2003 are as follows:

         (Amounts in Thousands)
         Assets acquired:
         Net assets acquired                                        $ 88,076
         Goodwill                                                    231,695
         Other intangible assets                                      95,770
                                                                    --------
                                                                    $415,541
                                                                    ========
         Total consideration paid:
         Use of existing cash and cash equivalents                  $129,643
         Incremental borrowings                                      250,000
         Tax liabilities assumed on sale of non-acquired entities,
         estimated working capital adjustment and transaction
              costs                                                   35,898
                                                                    --------
         Adjusted purchase price                                    $415,541
                                                                    ========

Based on the net assets acquired on May 9, 2003, West Corporation's Management is estimating that goodwill resulting from the purchase transaction will be approximately $260.0 million.

West Corporation's purchase of the common stock of ITC was funded with cash and two bank credit facilities. The first facility is a $200.0 million four-year term loan. The second facility is a revolving credit facility of up to $125.0 million. Both facilities bear interest at a variable rate over a selected LIBOR based on West Corporation's leverage. The initial LIBOR spread was 150 basis points over the selected LIBOR. The effective rate on May 9, 2003 was 2.74%. The facilities bear interest at a minimum of 100 basis points over the selected LIBOR and a maximum of 200 basis points over the selected LIBOR. The facilities are secured by the capital stock of all material existing and future domestic and foreign subsidiaries of West Corporation. All obligations of West Corporation under the facilities are unconditionally guaranteed by all material existing and subsequently acquired domestic subsidiaries of West Corporation. Financial covenants apply and will be measured on a rolling four-quarter basis. Outstanding principal of the term loan is payable quarterly commencing on July 31, 2003 in the amounts and periods shown below:

              Months 1-12    Months 13 - 24  Months 25 - 36  Months 37 - 48
              -----------    --------------  --------------  --------------
Term Loan     $40.0 million  $45.0 million   $50.0 million   $65.0 million

5. The pro forma statements of operations adjustments are as follows:

   a. Depreciation and amortization of the fair values assigned to all identifiable tangible and intangible assets using a weighted average life of five years.

   b. Allocation of a portion of the purchase price to fixed assets and other intangible assets, including customer relationships, trade names and software. Based on a preliminary estimate and the estimated remaining useful lives of the finite lived intangible assets, the preliminary annual amortization expense would be $10.4 million and is included in the annual pro forma statement of operations. Assuming these finite lived intangible assets had a weighted average life of 5 years, for each additional $25.0 million allocated to fixed assets or other intangible assets, pro forma operating expenses would increase by $5.0 million and pro forma net income would decrease by $3.2 million.

   c. Reclassification of InterCall's sales commission and operator labor expenses from selling, general and administrative expenses to cost of services and fixed phone expenses from cost of services to selling, general and administrative expenses to conform to West Corporation's presentation.

   d. Interest expense adjustment relating to additional borrowings under West Corporation's credit facilities of $250.0 million ($200.0 million term loan and $50.0 million drawn on the $125.0 million revolving credit facility).

                                                          For the year ended    For the three months ended
   Amounts in thousands                                    December 31, 2002           March 31, 2003
   --------------------                                    -----------------           --------------
   Interest expense on term loan @ 2.74%                         $5,480                      $1,370
   Interest expense on revolving facility @ 2.74%                 1,370                         343
   Interest expense on unused revolving facility @ 0.35%            263                          66
   Amortization of debt issuance costs of $4,506                  1,126                         282
                                                                 ------                      ------
       Interest expense adjustment                               $8,239                      $2,061
                                                                 ======                      ======

   A 12.5 basis point change in the selected LIBOR rate on the new indebtedness would change annual interest expense by approximately $0.3 million.

   e. Reduction of the interest income for the interest effect on the cash portion of the purchase price.

   f. Change in income tax expense/benefit as a result of pro forma adjustments which affect taxable income.